Act File No. 333-160418

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-Effective Amendment No. 3 to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

NATIONWIDE LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)
OHIO	6311	31-4156830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ONE NATIONWIDE PLAZA, COLUMBUS, OHIO 43215
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert W. Horner, III
Vice President – Corporate Governance and Secretary
One Nationwide Plaza
Columbus, Ohio 43215
Telephone:  (614) 249-7111

(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	[X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
[ ]
Large accelerated filer	[ ]
Accelerated filer	[ ]
Non-accelerated filer (Do not check if a smaller reporting company)	[X]
Smaller reporting Company	[ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Interests in Market Preservation Investment	*	*	$360,000,000	$20,088.00**

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable in that these variable annuity contracts are not issued in predetermined amounts or units.

** The registration fee was paid concurrently with the filing of Registrant’s initial Registration Statement on July 2, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MARKET PRESERVATION INVESTMENT
Issued by
NATIONWIDE LIFE INSURANCE COMPANY
One Nationwide Plaza
Columbus, Ohio 43215
Telephone:  1-800-848-6331
www.nationwide.com
The date of this prospectus is ___________, 20 10 .

This prospectus must be read along with the appropriate variable annuity contract prospectus.  Both prospectuses should be read carefully and maintained for future reference.

This prospectus describes investment options referred to as Market Preservation Investments (“MPIs”) issued by Nationwide Life Insurance Company (“Nationwide”).  The MPIs are investment options available under certain variable annuity contracts issued by Nationwide.  Nationwide’s variable annuity contracts also provide an array of underlying mutual fund investment options to which the variable annuity contract owner allocates his or her purchase payments.

The MPIs provide periodic credits to MPI allocations that are based on a crediting rate determined by Nationwide that is tied to the Index (the S&P 500 ®).  The crediting rate used to calculate the credit will never be less than 0% and will never be more than the MPI Return Cap, which is set by Nationwide based on: market conditions; the cost of hedging options used to support Nationwide’s guarantee obligations associated with the MPI; and investment yields available to Nationwide at the time the MPI Return Cap is set.

The MPI Performance Credit may be 0% for one or more crediting periods; therefore, an investment in an MPI may have no return.  An investment in the MPI is subject to possible loss of principal and earnings due to the assessment of contract charges under the variable annuity contract through which the MPI is offered.  In addition, the variable annuity contract may assess a surrender charge on withdrawals or upon surrender of the contract.  Potential investors should carefully consider whether or not the MPI is an appropriate investment as compared to other investments that may offer comparable returns with a guarantee of principal and earnings and/or without the imposition of contract charges and surrender charges.  See the “Risks Associated with the MPI” section on page 7 .

Variable annuity contract prospectuses contain important disclosure about the variable annuity contract and should be reviewed carefully before investing.

This prospectus provides important information that a prospective investor in an MPI should know before investing.  Please read this prospectus carefully and keep it for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The MPIs described in this prospectus may not be available in all state jurisdictions and, accordingly, representations made in this prospectus do not constitute an offering in such jurisdictions.

"Standard & Poor’s®”, “S&P®”, “S&P 500®”, Standard & Poor’s 500, and 500 are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Nationwide Life Insurance Company.  The MPI is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of purchasing the MPI.  Standard & Poor’s has no obligation to Nationwide or any MPI investor with regard to the obligations set forth in this prospectus.  Standard & Poor’s has no responsibility with regard to the calculation of the equation by which MPI Performance Credits are calculated, priced, converted into cash, or otherwise affect an MPI investor’s return on assets allocated to the MPI.  Standard & Poor’s does not guarantee the accuracy or completeness of any of the data used in the calculations discussed in this prospectus.

TABLE OF CONTENTS

GLOSSARY	3
INFORMATION ABOUT THE MARKET PRESERVATION INVESTMENT	4
General Information	4
Charge for the MPI	4
Risk Discussion	4
MPI Allocations	4
MPI Period	4
MPI Return Cap	4
The MPI Performance Credit Calculation	5
Withdrawals and Transfers from an MPI Band Prior to the End of an MPI Period	6
MPI Allocations at the End of the MPI Period	6
RISKS ASSOCIATED WITH THE MPI	6
DISTRIBUTION (MARKETING) OF THE VARIABLE ANNUITY CONTRACT	7
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	7
LEGAL OPINION	7
ABOUT NATIONWIDE	7
EXPERTS	8
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	8
APPENDIX: EXAMPLE CALCULATIONS	9

Available Information

Nationwide Life Insurance Company files reports with the Securities and Exchange Commission (“SEC”) on Forms 10-Q, 10-K and 8-K.

The public may read and copy these reports at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like Nationwide Life Insurance Company, that file electronically with the SEC (http://www.sec.gov).

GLOSSARY

Business Day – Any day that the New York Stock Exchange is open for trading.

Index – The S&P 500 ®.  At its sole discretion, Nationwide reserves the right to change the index for new MPI Periods .   The Index will not change during an MPI Period.

Market Preservation Investment (“MPI”) – An investment option available in certain Nationwide variable annuity contracts. Nationwide guarantees that, while an investor’s assets are allocated to the MPI, those assets will not lose value due to market exposure and may earn an MPI Performance Credit.  Note: Although assets allocated to the MPI will not lose value due to market performance, they are subject to charges associated with the variable annuity contract through which the MPIs are offered.

MPI Band – The term used to refer to an investor’s MPI allocations on any given Business Day.  Each allocation to the MPI on a different Business Day will create a separate MPI Band.  Each MPI Band has its own MPI Return Cap.

MPI Band Renewal - The event of an MPI Band renewing after the end of that MPI Band’s MPI Period.  Upon the MPI Band Renewal (and after any MPI Performance Credit is applied), a new MPI Period begins and a new MPI Return Cap is assigned for that MPI Period.

MPI Band Value – The dollar value of an MPI Band.  The MPI Band Value will never increase, but may decrease due to the application of variable annuity contract charges and/or transfers and surrenders.  Nationwide uses the MPI Band Value as of the last day of the MPI Period to calculate the MPI Performance Credit for that MPI Band.

MPI Performance Credit – The amount (calculated based on the performance of the Index) that Nationwide applies to the variable annuity contract at the end of an MPI Period.

MPI Period – For each MPI Band, t he one-year period (365 days) following the date of an allocation to an MPI, starting with the date money is allocated to the MPI and ending one year later and each one-year period thereafter.

MPI Return Cap – The maximum percentage that Nationwide will use to calculate the MPI Performance Credit.   Each MPI Band will have its own MPI Return Cap.   New MPI Bands and MPI allocations that have renewed may have different MPI Return Caps.  The MPI Return Cap will not change during the MPI Period.

INFORMATION ABOUT THE MARKET PRESERVATION INVESTMENT

General Information

The Market Preservation Investment (“MPI”) is a separate investment option available under certain Nationwide variable annuity contracts.  Amounts allocated to the MPI are held in Nationwide’s general account and are guaranteed to maintain their value (subject to variable annuity contract charges) if amounts remain allocated to the MPI until the expiration of the MPI Period.  At the end of the MPI Period, Nationwide may apply an MPI Performance Credit, which is based on the performance of the Index.  The MPI does not offer any minimum guaranteed MPI Performance Credit; therefore, the investor assumes the risk that their investment in the MPI could potentially offer no return.

Nationwide uses the assets of its general account to support the guarantees associated with the MPI.  Specifically, Nationwide’s general account assets support Nationwide’s guarantee that amounts allocated to the MPI will maintain their value (subject to variable annuity contract charges) and that any calculated MPI Performance Credits will be paid.   The MPI is not a separate account product.  This means that the assets supporting the MPI are not held in a separate account of Nationwide for the exclusive benefit of MPI investors and are not insulated from the claims of Nationwide’s creditors.  Nationwide is not obligated to invest general account assets in accordance with any particular investment objective, but will generally adhere to Nationwide’s overall investment philosophy.  Any amounts paid to support the guarantees associated with the MPI will be paid from Nationwide’s general account and, therefore, are subject to Nationwide’s claims paying ability.  Nationwide is solely responsible for the guarantees associated with the MPI.  In the event Nationwide is unable to meet the guarantees associated with the MPI, investors in the MPI would be unsecured creditors.

Charge for the MPI

Nationwide does not charge a fee for the MPI.  However, the variable annuity contract through which the MPI is offered may assess contract charges on assets allocated to the MPI. Any such contract charges will be assessed as indicated in the variable annuity contract and prospectus.  Variable annuity contract charges deducted from the MPI will reduce the MPI Band Value and the amount of any MPI Performance Credit.

In addition to the variable annuity contract charges discussed above, the annuity contract may also assess a surrender charge on surrenders taken from the annuity contract.  The amount of the surrender charge varies by contract and by the amount of time the assets have been in the contract.  In no event will the surrender charge exceed 8% of the amount surrendered, and no surrender charges will be assessed on amounts that have been in the annuity contract for longer than 8 years.  For specific surrender charge information, please consult the prospectus for the variable annuity contract.

Risk Discussion

The MPI has risks associated with it that other investment options do not, like the risk that the investment in the MPI could result in no return.  For more information on these risks, see “Risks Associated with the MPI,” later in this prospectus.

MPI Allocations

For each variable annuity contract, all the MPI allocations for that Business Day will be aggregated, creating an MPI Band.   Any allocations made to the MPI on subsequent Business Days will create a separate MPI Band.  Each MPI Band will have its own MPI Period, MPI Return Cap and MPI Performance Credit calculation.

There is no minimum amount that must be allocated to an MPI.   There is no limit on the number of MPI Bands that a variable annuity contract owner can have.

MPI Period

The MPI Period for each MPI Band begin s on the date money is allocated or renewed in to the MPI , and lasts for one year.
MPI Return Cap

The MPI Return Cap is the maximum percentage that Nationwide will use to calculate the MPI Performance Credit at the end of the MPI Period.  It will never be less than 3%.  Note: The MPI Return Cap is not necessarily the percentage that will be used to calculate the MPI Performance Credit.  Rather, it is the highest percentage that Nationwide could use to calculate the MPI Performance Credit – a “cap” on the credit percentage.  The actual percentage used to calculate the MPI Performance Credit will be no less than 0% and no more than the MPI Return Cap (see, “ T he MPI Performance Credit Calculation,” below).  The MPI does not offer any minimum guaranteed MPI Performance Credit.  Therefore, depending on the performance of the Index, an investor could receive no MPI Performance Credit regardless of how high the MPI Return Cap is set.

A potential investor can find out what the MPI Return Cap will be for MPI allocations by calling Nationwide’s home office or consulting Nationwide’s website (see page 1 of this prospectus).  The information relating to current MPI Return Caps (for both new allocations and renewal allocations) will be updated continuously.  If allocations or transfers to the MPI are received by Nationwide by the close of business (typically, 4:00 pm Eastern Time), they will receive that day’s MPI Return Cap.  New allocations and transfers to the MPI that are received after the close of business will receive the next business day’s MPI Return Cap.   Additionally, the MPI Return Cap will be noted on the confirmation statement for any new allocation into the MPI and upon any MPI Band Renewal .

The MPI Return Cap is set by Nationwide AT ITS SOLE DISCRETION and is based on general market conditions, the cost of hedging options used to support Nationwide’s guarantee obligations associated with the MPI and investment yields available to Nationwide at the time the MPI Return Cap is set.  In general, as the investment yields available to Nationwide increase and/or the cost of hedging options decrease, the MPI Return Cap will increase.  As the investment yields available to Nationwide decrease and/or the cost of hedging options increase, the MPI Return Cap will decrease.   The MPI Return Cap may be different for new MPI Bands versus MPI Bands that are renewing.

The MPI Performance Credit Calculation

The MPI Performance Credit is the amount Nationwide applies to the variable annuity contract at the end of the MPI P eriod if the Index is higher on the last Business Day of the MPI Period than it was on the first Business Day of the MPI Period.  The actual amount of the MPI Performance Credit is based on the lesser of: (1) the percentage increase of the Index from the first Business Day of the MPI Period to the last Business Day of the MPI Period, or (2) the MPI Return Cap.  If the Index is lower on the last Business Day of the MPI Period than it was on the first day of the MPI Period, no MPI Performance Credit will be applied to the contract.

Nationwide may change the Index at its sole discretion.  Any decision to change the Index will be the result of Nationwide’s opinion (based on, among other things, market conditions and Index performance) that a different Index would better serve MPI investors.  Nationwide does not guarantee that a new Index will perform better than the old Index, and the new Index could have lower performance than the old Index.

In the event Nationwide changes the Index, Nationwide will continue to calculate the MPI Performance Credit using the previous Index on any existing MPI Bands until the end of the MPI Period.  Only new MPI Bands and MPI Periods that begin after the change in Index will be measured by the new Index.  If Nationwide changes the Index, it will notify investors via a supplement to this prospectus approximately 60 days before any such change is effective.  If an investor does not wish to remain invested in the MPI after a change in the Index, the investor may transfer the MPI allocation to another investment in the variable annuity contract in accordance with the “Withdrawals and Transfers from an MPI Band prior to the end of an MPI Period” provision and in accordance with the terms of the variable annuity contract through which the MPI is offered.  Note: if an investor does not wish to remain invested in the MPI after a change in the Index, a reallocation of assets from the MPI could have a negative impact on the benefits associated with the variable annuity contract.

If, at the end of the MPI Period, the Index has experienced a net gain (the Index closing price on the last Business Day of the MPI Period is greater than the Index closing price on the first Business Day of the MPI Period), Nationwide will perform the MPI Performance Credit calculation to determine the amount of the MPI Performance Credit to be applied to the variable annuity contract.  (The performance of the Index is measured without regard to capital gains and dividends.)  The calculation is shown in the following formula:

MPI Performance Credit = (Index Factor) x (MPI Band Value)
The “Index Factor” equals the lesser of A or B, where:

A	=	Index closing priceMPI Period day 365 – Index closing price MPI Period day 1
Index closing priceMPI Period day 1
B	=	MPI Performance Cap

If, at the end of the MPI Period, the Index has experienced a net loss (the Index closing price on the last Business Day of the MPI Period is less than the Index closing price on the first Business Day of the MPI Period), Nationwide will not apply an MPI Performance Credit to the variable annuity contract.  Likewise, if the Index closing price on the last Business Day of the MPI Period is the same as it was on the first Business Day of the MPI Period, Nationwide will not apply an MPI Performance Credit to the variable annuity contract.  In no event will a net loss in the Index result in a loss or deduction from the MPI Band Value.

If the last day of an MPI Period falls on a Saturday, Sunday, or other day that the New York Stock Exchange is not open for trading, calculations will be performed on, and using data as of, the last Business Day of the MPI Period.

Nationwide will apply any MPI Performance Credit to the variable annuity contract on the last Business Day of the MPI Period.  The MPI Performance Credit will be allocated according to the future allocation instructions on file with Nationwide as of the last Business Day of the MPI Period.  Future allocation instructions will be required to be submitted to Nationwide as a condition of allocating to the MPI.  If, for any reason, a particular investment option designated in the future allocation instructions is not available on the last Business Day of the MPI Period, Nationwide will apply the entire amount of the credit proportionally based on current contract allocations , unless the variable annuity contract indicates otherwise .

Withdrawals and Transfers from an MPI Band P rior to the E nd of an MPI Period

Withdrawals and transfers can be taken from the MPI at any time.  However, the variable annuity contract which includes the MPI as an investment option may restrict transfers from the MPI.  Please note that any withdrawal or transfer from an MPI Band prior to the end of its MPI Period will reduce the MPI Band Value, which will also reduce the amount of any MPI Performance Credit. For example, if the current MPI Band Value for a particular contract is $20,000 and the contract owner withdraws $5,000 from the MPI Band, the MPI Band Value will be reduced by $5,000, which will result in a reduction in any MPI Performance Credit payable.

There is no minimum withdrawal amount that must be taken from the MPI.

MPI Allocations at the End of the MPI Period

What happens to an investor’s allocation in the MPI at the end of an MPI Period depends on whether the variable annuity contract through which the MPI is offered imposes any restrictions or requirements with regard to MPI allocations.

If the variable annuity contract does not impose any restrictions or requirements, then approximately 30 days before the end of the MPI Period, Nationwide will notify the contract owner that the MPI Period is about to end, and will request allocation instructions with regard to the amount allocated to that MPI Band.  In the notice, Nationwide will provide any necessary forms and instructions on how to convey the allocation request to Nationwide.  If Nationwide does not receive allocation instructions from the contract owner by the end of the last Business Day of the MPI Period, Nationwide will assume that the contract owner wishes to have their MPI Band renew.  Upon the MPI Band Renewal, a new MPI Period will begin and a new MPI Return Cap will be assigned for that MPI Period.

If the variable annuity contract does impose restrictions or requirements with regard to MPI allocations (e.g., the contract owner must keep allocations to the MPI so invested for a certain number of years), then Nationwide will send the contract owner a confirmation statement within 5 days after the end of the MPI Period.  The confirmation statement will indicate: (1) th e date that the previous MPI Period end ed; (2) if applicable, the application of any MPI Performance Credit that was applied to the contract; (3) that the terms of the variable annuity contract require that the MPI allocation remain so invested for a specific amount of time ; (4) that a new MPI Period has begun; and (5) the MPI Return Cap applicable to the new MPI Period.  Finally, the confirmation statement will remind the contract owner that surrendering value from the MPI could have negative consequences to their contract.  Contract owners should read their variable annuity prospectus carefully to determine what restrictions, if any, are made on MPI allocations.

RISKS ASSOCIATED WITH THE MPI

Investing in the MPI carries certain risks.  Any investor who allocates contract value to the MPI will assume the following risks:

*
No MPI Performance Credit.  The crediting of an MPI Performance Credit is determined based on the performance of the Index.  If the value of the Index on the last day of the MPI Period is less than it was on the first day of the MPI Period, no MPI Performance Credit will be applied to the contract.  Therefore, it is possible that there could be no return earned on allocations to the MPI.

*
Change in Index.  Nationwide may, at any time and at its sole discretion, change the Index for new MPI Bands and MPI Periods that begin after that date.  It is possible that the new Index will not perform as well as a prior Index.

*
Reduced MPI Performance Credit upon surrender or transfer.  Surrenders and transfers from the MPI will reduce the MPI Band Value, which will reduce the amount of any MPI Performance Credit that may be payable.

*	Reduced variable annuity contract benefits upon surrender. Surrenders or transfers from the MPI may have a negative impact on certain benefits available in the variable annuity contract.

*
Reduction in MPI Band Value due to contract charges could exceed the value of any MPI Performance Credit.  Contract charges assessed against the MPI reduce the MPI Band Value.  The total amount deducted for these charges, over the course of the MPI Period, could exceed any MPI Performance Credit applied at the end of the MPI Period.

*
Nationwide’s claims paying ability.  The guarantees associated with the MPI are supported by Nationwide’s general account, which is not insulated from the claims of its creditors.  Therefore, the payment of any MPI Performance Credits and the guarantee that amounts allocated to the MPI will maintain their value (subject to variable annuity contract charges) will be subject to Nationwide’s claims-paying ability.

*
Variations in the MPI Return Cap over multiple MPI Periods.   Upon the renewal of an MPI Band, the MPI Return Cap could be different than it was the previous MPI Period.  A lower MPI Return Cap in a subsequent year could result in a lower MPI Performance Credit even if the Index performed better.

DISTRIBUTION (MARKETING) OF THE VARIABLE ANNUITY CONTRACT

The MPI is available only as an investment option under certain variable annuity contracts issued by Nationwide. The appropriate variable annuity contract prospectus and the Statement of Additional Information should be consulted for information regarding the distribution of the variable annuity contracts.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The latest Annual Report on Form 10-K for Nationwide has been filed with the Securities and Exchange Commission.  It contains additional information about Nationwide, including audited consolidated financial statements for the last fiscal year.  Nationwide filed the most recent Form 10-K on March 1, 2010 (Securities Act of 1933 Act File No. 002-64559).  These reports are incorporated by reference and provide information relevant to Nationwide’s financial condition.  In addition to financial information, these reports also contain information such as company rankings, summaries of Nationwide businesses, corporate structure, reinsurance agreements, and legal liabilities.

If requested, Nationwide will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents).  To request these documents, contact us in writing, over the telephone, or via the internet as indicated below:

In writing:	Nationwide Life Insurance Company
5100 Rings Road, RR1-04-F4
Dublin, Ohio 43017-1522
By telephone:	1-800-848-6331
By the internet:	http://www.nationwide.com

LEGAL OPINION

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Market Preservation Investment described in this prospectus and the organization of Nationwide, its authority to issue the Market Preservation Investment under Ohio law, and the validity of the Market Preservation Investment under Ohio law have been passed on by Nationwide's Office of General Counsel.

ABOUT NATIONWIDE

Nationwide is a stock life insurance company organized under Ohio law in March 1929, with its home office at One Nationwide Plaza, Columbus, Ohio 43215.  Nationwide is a provider of life insurance, annuities and retirement products.  It is admitted to do business in all states, the District of Columbia and Puerto Rico.

Nationwide is a member of the Nationwide group of companies.  Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company (the "Companies") are the ultimate controlling persons of the Nationwide group of companies.  The Companies were organized under Ohio law in December 1925 and 1933 respectively.  The Companies engage in a general insurance and reinsurance business, except life insurance.

EXPERTS

The consolidated financial statements and schedules of Nationwide Life Insurance Company and subsidiaries as of December 31, 2009 and 2008 , and for each of the years in the three-year period ended December 31, 2009 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report of KPMG LLP covering the December 31, 2009 consolidated financial statements and schedules of Nationwide Life Insurance Company and subsidiaries changed its method of evaluating other than temporary impairments of debt securities due to the adoption of new accounting requirements issued by the FASB, as of January 1, 2009 .  KPMG LLP is located at 191 West Nationwide Blvd., Columbus, Ohio 43215.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Nationwide pursuant to the foregoing provisions, or otherwise, Nationwide has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Nationwide will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

APPENDIX: EXAMPLE CALCULATIONS

Following are example calculations of the MPI Performance Credit under different circumstances.  As indicated previously, the calculation for the MPI Performance Calculation is as follows:

MPI Performance Credit = (Index Factor) x (MPI Band Value)

The “Index Factor” equals the lesser of A or B, where:

A	=	Index closing priceMPI Period day 365 – Index closing price MPI Period day 1
Index closing priceMPI Period day 1
B	=	MPI Return Cap

Example 1: In this scenario, the Index realizes a net gain (the Index closing price on the last Business Day of the MPI Period is greater than the Index closing price on the first Business Day of the MPI Period) and that net gain is less than the MPI Return Cap.

Assumptions:
Index closing priceMPI Period day 1	=	1000
Index closing price MPI Period day 365	=	1025
MPI Band Value	=	$10,000
MPI Return Cap	=	5% or 0.05
Index Factor Determination:
Index Factor	=	Lesser of (1025-1000)/1000 or 0.05
	=	Lesser of 0.025 or 0.05
	=	0.025
MPI Performance Credit Calculation:
MPI Performance Credit	=	0.025 x $10,000
	=	$250

Example 2: In this scenario, the Index realizes a net gain and that net gain is greater than the MPI Return Cap.

Assumptions:
Index closing priceMPI Period day 1	=	1000
Index closing price MPI Period day 365	=	1075
MPI Band Value	=	$10,000
MPI Return Cap	=	5% or 0.05
Index Factor Determination:
Index Factor	=	Lesser of (1075-1000)/1000 or 0.05
	=	Lesser of 0.075 or 0.05
	=	0.05
MPI Performance Credit Calculation:
MPI Performance Credit	=	0.05 x $10,000
	=	$500

Example 3: In this scenario, the Index realizes a net loss (the Index closing price on the last Business Day of the MPI Period is less than the Index closing price on the first Business Day of the MPI Period).

Assumptions:
Index closing priceMPI Period day 1	=	1000
Index closing price MPI Period day 365	=	990
MPI Band Value	=	$10,000
MPI Return Cap	=	5% or 0.05

In this situation, there is no determination of the Index factor and no MPI Performance Calculation.  No MPI Performance Credit will be applied to the contract.

Example 4: In this scenario, the Index experiences gains and losses throughout the MPI Period, but closes on the last Business Day of the MPI Period at a price equal to the closing price on the first Business Day of the MPI Period.

Assumptions:
Index closing priceMPI Period day 1	=	1000
Index closing price MPI Period day 365	=	1000
MPI Band Value	=	$10,000
MPI Return Cap	=	5% or 0.05

In this situation, there is no determination of the Index factor and no MPI Performance Calculation.  No MPI Performance Credit will be applied to the contract.

PART II
INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$20,088
Estimated Cost of printing and engraving	$32,000
Estimated Legal fees	$32,000
Estimated Accounting fees	$9,600
Estimated Mailing fees	$25,000

Item 14.                 Indemnification of Directors and Officers

Ohio's General Corporation Law expressly authorizes and Nationwide’s Amended and Restated Code of Regulations provides for indemnification by Nationwide of any person who, because such person is or was a director, officer or employee of Nationwide was or is a party; or is threatened to be made a party to:

•	any threatened, pending or completed civil action, suit or proceeding;
•	any threatened, pending or completed criminal action, suit or proceeding;
•	any threatened, pending or completed administrative action or proceeding;
•	any threatened, pending or completed investigative action or proceeding.

The indemnification will be for actual and reasonable expenses, including attorney's fees, judgments, fines and amounts paid in settlement by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the Ohio's General Corporation Law.

Nationwide has been informed that in the opinion of the Securities and Exchange Commission the indemnification of directors, officers or persons controlling Nationwide for liabilities arising under the Securities Act of 1933 ("Act") is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. Nationwide and the directors, officers and/or controlling persons will be governed by the final adjudication of such issue.  Nationwide will not be required to seek the court’s determination if, in the opinion of Nationwide’s counsel, the matter has been settled by controlling precedent.

Item 15.                 Recent Sales of Unregistered Securities – not applicable.

Item 16.                 Exhibits and Financial Schedules

 (a)                 Exhibit              Description

1
Form of Underwriting Agreement - Filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company (1933 Act File No. 333-149613) and hereby incorporated by reference.

2
Articles of Merger of Nationwide Life Insurance Company of America with and into Nationwide Life Insurance Company effective December 4, 2009 - Filed previously on January 1, 2010, with N-4 (1933 Act File No. 333-164125) and hereby incorporated by reference.

3(i)
Amended Articles of Incorporation Nationwide Life Insurance Company - Filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company (1933 Act File No. 333-149613) and hereby incorporated by reference.

3(ii)
Nationwide Life Insurance Company Amended and Restated Code of Regulations - Filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company (1933 Act File No. 333-149613) and hereby incorporated by reference.

4	Not applicable
5
Opinion Regarding Legality – Filed previously on July 2, 2009, with Registration Statement on Form S-1 for Nationwide Life Insurance Company (1933 Act File No. 333-160418) and hereby incorporated by reference.

6	Not applicable
7	Not applicable
8	None
9	Not applicable
10	Not applicable
11	Not applicable
12	Not applicable
13	Not applicable
14	Not applicable
15	Not applicable
16	Not applicable
17	Not applicable
18	Not applicable
19	Not applicable
20	Not applicable
21
Subsidiaries of the Registrant - Filed previously on October 2, 2008, with Pre-Effective Amendment 3 to Form S-1 for Nationwide Life Insurance Company (1933 Act File No. 333-149613) and hereby incorporated by reference.

22	Not applicable
23(i)	Consent of Independent Registered Public Accounting Firm – Attached hereto.
23(ii)
Consent of Counsel - Filed previously on July 2, 2009, with Registration Statement on Form S-1 for Nationwide Life Insurance Company (1933 Act File No. 333-160418) and hereby incorporated by reference.

24	Power of Attorney - Attached hereto.
25	Not applicable
26	Not applicable
27	Not applicable

(b)	Financial Statement Schedules

Incorporated by reference via Form 10-K on March 1, 2010 (Securities Act of 1933 Act File No. 002-64559).

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of variable annuity contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 2nd day of March, 2010.

NATIONWIDE LIFE INSURANCE COMPANY
(Registrant)

By: /s/ PAIGE L. RYAN
Paige L. Ryan

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on this 2nd day of March, 2010 .

MARK R. THRESHER
Mark R. Thresher, President, Chief Operating Officer and Director
LAWRENCE A. HILSHEIMER
Lawrence A. Hilsheimer, Executive Vice President-Finance and Director
TIMOTHY G. FROMMEYER
Timothy G. Frommeyer, Senior Vice President-Chief Financial Officer and Director
PETER A. GOLATO
Peter A. Golato, Senior Vice President-Individual Protection Business Head and Director
STEPHEN S. RASMUSSEN
Stephen S. Rasmussen, Director

By /s/ PAIGE L. RYAN
Paige L. Ryan
Attorney-in-Fact